    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 30, 1998
                                                 Registration No. 333-__________
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                -----------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                -----------------

                           RANGE RESOURCES CORPORATION
             (Exact name of registrant as specified in its charter)

          DELAWARE                                          34-1312571
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                          Identification No.)


                             500 THROCKMORTON STREET
                             FORT WORTH, TEXAS 76102
          (Address of principal executive offices, including zip code)
                              --------------------

                               401(K) PLAN & TRUST
                            (Full title of the plan)

                                JOHN H. PINKERTON
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           RANGE RESOURCES CORPORATION
                             500 THROCKMORTON STREET
                             FORT WORTH, TEXAS 76102
                                 (817) 870-2601
            (Name, address and telephone number of agent for service)

                                    copy to:

                                  J. MARK METTS
                             VINSON & ELKINS L.L.P.
                             1001 FANNIN, SUITE 2300
                            HOUSTON, TEXAS 77002-6760
                                 (713) 758-2222

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                              Proposed             Proposed
       Title of securities             Amount to be       maximum offering     maximum aggregate      Amount of
      to be registered (1)              registered       price per share (2)  offering price (2)  registration fee
----------------------------------- ------------------- --------------------- ------------------ -------------------
Common Stock, $0.01 par
value per share................      1,000,000 shares          $2.94             $2,940,000             $882
====================================================================================================================

(1) Also includes an indeterminate amount of interests to be offered pursuant to the 401(k) Plan & Trust in accordance with Rule 416(c).
(2) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) under the Securities Act of 1933. The price for the 1,000,000 shares issuable under the Company"s 401(K) Plan & Trust was based on a price of $2.94, the last sale price of Common Stock of Range Resources Corporation reported on The New York Stock Exchange on December 28, 1998.

===============================================================================

                       INCORPORATION OF CONTENTS OF PRIOR
                             REGISTRATION STATEMENT

         The contents of Registration Statement No. 333-44821 relating to the Range Resources Corporation 401(k) Plan & Trust (the "Benefit Plan") filed by the Registrant with the Securities and Exchange Commission (the "Commission") on January 23, 1998, as amended by Post-Effective Amendment No. 1 to the Registration Statement filed by the Registrant with the Commission on December 29, 1998 (the "Prior Registration Statement"), are incorporated herein by reference pursuant to General Instruction E to Form S-8. The purpose of this Registration Statement is to register 1,000,000 additional shares of common stock, par value $0.01 per share ("Common Stock"), of the Registrant for offer and sale pursuant to the Benefit Plan.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant hereby incorporates by reference into this Registration Statement the following documents:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act");

         (b) All other reports filed by the Registrant since December 31, 1997 with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act, including the Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1998 and June 30, 1998, September 30, 1998 and the Registrant's Current Report on Form 8-K dated September 9, 1998, as amended by Form 8-K/A dated November 9, 1998;

         (c) The description of the Registrant's Common Stock contained in the Registration Statement on Form 10, dated June 18, 1980, and filed with the Commission pursuant to Section 12(g) of the Exchange Act, including any subsequent amendment(s) or report(s) filed for the purpose of updating such description; and

         (d) The Registrant's preceding Registration Statement on Form S-8 (Registration No. 33-66322) and Registration Statement on Form S-8 (Registration No. 333-10719).

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Upon the written or oral request of any person to whom a copy of this Registration Statement has been delivered, the Registrant will provide without charge to such person a copy of any and all documents (excluding exhibits thereto unless such exhibits are specifically incorporated by reference into such documents) that have been incorporated by reference into this Registration Statement but not delivered herewith. Requests for such documents should be directed to Range Resources Corporation, 500 Throckmorton Street, Fort Worth, Texas 76102, Attention: Secretary, telephone (817) 871-2601.

ITEM 8.  EXHIBITS.

         Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

         5.1(a)   -        Opinion of Vinson & Elkins L.L.P.

         5.1(b)   -        The Registrant will submit or has submitted the
                           Benefit Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Benefit Plan.

         23.1     -        Consent of Arthur Andersen LLP

         23.2     -        Consent of Deloitte & Touche LLP

         23.3     -        Consent of Vinson & Elkins  L.L.P. (included in the
                           opinion  filed as  Exhibit 5.1(a) hereto)

         24.1     -        Powers of Attorney (included in the signature pages
                           hereto)

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartville, State of Ohio, on the 30th day of December, 1998.

                           RANGE RESOURCES CORPORATION


                           By:   /s/  Thomas W. Stoelk
                              --------------------------------------
                                 Thomas W. Stoelk
                                 Senior Vice President-Finance and
                                  Administration  and Chief
                                 Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below authorizes and appoints each of John H. Pinkerton and Thomas W. Stoelk, and each of them severally, acting alone and without the other, as his attorney-in-fact to execute in the name of such person and to file any amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes in the Registration Statement as such attorney-in-fact may deem appropriate.

                   Signature                                       Capacity                           Date
                   ---------                                       --------                           ----
             /s/ Thomas J. Edelman                          Chairman and Director            December 30, 1998
----------------------------------------------
                 Thomas J. Edelman



             /s/ John H. Pinkerton                  President, Chief Executive Officer and   December 30, 1998
----------------------------------------------      Director (Principal Executive Officer)
                  John H. Pinkerton



             /s/ Michael V. Ronca                    Chief Operating Officer and Director    December 30, 1998
----------------------------------------------          (Principal Operating Officer)
                 Michael V. Ronca



             /s/ Robert E. Aikman                                  Director                  December 30, 1998
----------------------------------------------
                 Robert E. Aikman


              /s/ Allen Finkelson                                  Director                  December 30, 1998
----------------------------------------------
                  Allen Finkelson


              /s/ Anthony V. Dub                                   Director                  December 30, 1998
----------------------------------------------
                  Anthony V. Dub

                                                                   Director                  December 30, 1998
               /s/ Ben A. Guill
----------------------------------------------
                   Ben A. Guill



            /s/ Jonathan S. Linker                                 Director                  December 30, 1998
----------------------------------------------
                Jonathan S. Linker



             /s/ Thomas W. Stoelk                    Senior Vice President - Finance and     December 30, 1998
----------------------------------------------                  Administration
                 Thomas W. Stoelk                       (Principal Financial Officer)



             /s/ Geoffrey T. Doke                   Vice President - Controller (Principal   December 30, 1998
----------------------------------------------               Accounting Officer)
                 Geoffrey T. Doke


      Pursuant to the requirements of the Securities Act of 1933, the Benefit Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartville, State of Ohio on December 30, 1998.

                                RANGE RESOURCES CORPORATION 401(K)
                                  PLAN & TRUST

                                By:       /s/ Thomas W. Stoelk
                                   ----------------------------------------
                                              Thomas W. Stoelk
                                Title: Plan Administrator

                                  EXHIBIT INDEX


Exhibit                             Description of Exhibit
-------                             ----------------------

                  5.1(a)   -        Opinion of Vinson & Elkins L.L.P.

                  5.1(b)   -        The Registrant will submit or has
                                    submitted the Benefit Plan and any amendment thereto to the IRS in a timely manner and has made or will make all changes required by the IRS in order to qualify the Benefit
                                    Plan.

                  23.1     -        Consent of Arthur Andersen LLP

                  23.2     -        Consent of Deloitte & Touche LLP

                  23.3     -        Consent of  Vinson & Elkins L.L.P.
                                    (included in the opinion filed as
                                    Exhibit 5.1(a) hereto)

                  24.1     -        Powers of Attorney (included in the
                                    signature pages hereto)